Sub-Item 77C

DREYFUS NEW YORK MUNICIPAL CASH MANAGEMENT

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders of Dreyfus New York Municipal Cash Management (the “Fund”) was held on February 12, 2010 at 12:00 pm.  Out of a total of 1,248,114,999.230 shares (“Shares”) entitled to vote at the Meeting, a total of 435,634,790.790 shares were represented at the Meeting, in person or by proxy.  The meeting was adjourned to February 12, 2010 at 5:00 pm, not having received the required vote of the holders.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending           365,957,805.490         49,704,084.080           19,972,901.220

Fund’s policy regarding

borrowing

2. To approve the Fund’s               364,135,465.210          51,525,358.470          19,973,967.110

policy regarding lending

3. To permit investment in             378,711,685.210          51,610,260.970            5,312,844.610

other investment companies

A Special Meeting of Shareholders of Dreyfus New York Municipal Cash Management (the “Fund”) was held on February 12, 2010 at 5:00 pm.  Out of a total of 1,248,114,999.230 shares (“Shares”) entitled to vote at the Meeting, a total of 618,236,645.570 shares were represented at the Meeting, in person or by proxy.  The meeting was adjourned to February 14, 2010, not having received the required vote of the holders.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending           548,559,660.270         49,704,084.080           19,972,901.220

Fund’s policy regarding

borrowing

2. To approve the Fund’s               546,737,319.990          51,525,358.470          19,973,967.110

policy regarding lending

3. To permit investment in             561,313,539.990          51,610,260.970            5,312,844.610

other investment companies

A Special Meeting of Shareholders of Dreyfus New York Municipal Cash Management (the “Fund”) was held on February 14, 2010.  Out of a total of 1,248,114,999.230 shares (“Shares”) entitled to vote at the Meeting, a total of 640,268,078.380 shares were represented at the Meeting, in person or by proxy.  The breakdown of the vote is as follows:

                                                              Shares_________________

                                     For                                  Against                               Abstain

1. To approve the amending           550,463,277.450         49,704,084.080           40,100,716.850

Fund’s policy regarding

borrowing

2. To approve the Fund’s               548,640,937.170          51,525,358.470          40,101,782.740

policy regarding lending

3. To permit investment in             563,217,157.170          51,610,260.970          25,440,660.240

other investment companies